UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2006

CYGNE DESIGNS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22102	04-2843286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 997-7767

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 4.02 (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 1, 2006 the Audit Committee of the Company’s Board of Directors, after consultation with management, and with the concurrence of Ernst & Young LLP, the Company’s independent registered public accounting firm, concluded that the Company’s financial statements for the fiscal year ended January 31, 2006, the fiscal quarters ended April 30, 2006 and July 31, 2006, and any related reports of its independent registered public accounting firm and all earnings and press releases and similar communications issued by the Company relating to periods commencing on February 1, 2005 should no longer be relied upon. The Company intends to file its restated financial statements as soon as practicable after the completion of the audit of such restatements by Ernst & Young LLP.

The Company became aware of certain errors in its previously filed financial statements in the course of responding to comments of the Securities and Exchange Committee resulting from their review of the Company’s Annual Report on Form 10-K for the year ended January 31, 2006 and Quarterly Reports on Form 10-Q for the quarters ended April 30, 2006 and July 31, 2006, and during the preparation of its financial statements in connection with its third quarter ended October 31, 2006.

Effective July 31, 2005, the Company entered into an agreement (the “Factoring Agreement”) to use Milberg Factors, Inc. (“Milberg”) for credit administration and cash flow purposes. Under the Factoring Agreement, the Company sells to Milberg without recourse all of its receivables which are acceptable to Milberg. Milberg is responsible for collection, assumes all credit risk, and obtains all of the rights and remedies of the Company against the Company’s customers for those receivables purchased by Milberg without recourse. Further, payment is due from Milberg upon the payment of the receivable to Milberg by Cygne’s customer less a Milberg reserve for known future chargebacks from all customers. At the time of purchase of receivables and periodically thereafter, Milberg may in its sole discretion make advances to Cygne. Advances from Milberg are repayable on demand.

Historically, the Company reported amounts due from Milberg net of advances received from Milberg as a current asset in the balance sheet. Management of the Company determined that it was more appropriate to report amounts due from Milberg as a current asset and advances from Milberg as a current liability because advances from Milberg are due on demand and amounts due from Milberg are payable upon receipt of payment by Milberg from the Company’s customers. The statements of cash flows will also be revised to present advances from Milberg and repayment of those advances as financing activities and the change in amounts due from Milberg as an operating activity.

The Company is also correcting errors identified related to the income tax expense and related deferred taxes payable for the year ended January 31, 2006 in order to increase the amount of the valuation allowance previously provided. In accordance with SFAS No. 109, “Accounting for Income Taxes”, and SFAS No.142, “Goodwill and Other Intangible Assets”, for taxable business combinations that yield tax-deductible goodwill, there is an accumulation of deferred tax liabilities over time as goodwill is deducted on tax returns but not amortized for financial reporting purposes. The deferred tax liabilities will reverse if impairment charges are recognized or when the business is disposed of through the sale or otherwise. The Company incorrectly netted the deferred tax liability resulting from the indefinite life goodwill with gross deferred tax assets and provided a valuation allowance on the net asset balance. Because of the uncertainty of the timing of the reversal of the deferred tax liability related to the goodwill temporary difference, the valuation allowance should have been provided against the net deferred tax assets without taking into account the indefinite lived goodwill.

The following is a summary of the anticipated effects of these changes cited above on the consolidated balance sheets as January 31, 2006 as well as the anticipated effects of these changes on the consolidated statements of operations and cash flows for the year then ended (in thousands, except share data).

For Fiscal Year Ended January 31, 2006:

	Consolidated Statements of Operations
	As Previously Reported	Adjustments	As Restated
(Loss) before income taxes	$(5,346)	$—	$(5,346)
Provision for income taxes	35	785	820
Net (loss)	(5,381)	(785)	(6,166)
Net (loss) per share-basic and diluted	(0.30)	(0.04)	(0.34)

January 31, 2006:

	Consolidated Balance Sheets
	As Previously Reported	Adjustments	As Restated
Due from factor, net of allowances	$—	$15,443	$15,443
Total assets	75,708	15,443	91,151
Advances from factor	444	15,443	15,887
Current liabilities	4,799	15,443	20,242
Deferred Taxes	—	785	785
Total liabilities	33,219	16,228	49,447
Accumulated deficit	(118,530)	(785)	(119,315)
Net (loss)	(5,381)	(785)	(6,166)
Net (loss) per share-basic and diluted	(0.30)	(0.04)	(0.34)
Total stockholders’ equity	42,489	(785)	41,704
Total liabilities and stockholders’ equity	75,708	15,443	91,151

For Fiscal Year Ended January 31, 2006:

	Consolidated Statements of Cash Flow
	As Previously Reported	Adjustments	As Restated
Net cash provided by (used in) operating activities	$3,263	$(17,405)	$(14,142)
Net cash (used in) provided by financing activities	(1,504)	17,405	15,901

The following is a summary of the anticipated effects of these changes cited above on the consolidated balance sheets as April 30, 2006 as well as the anticipated effects of these changes on the consolidated statements of operations and cash flows for the three months then ended (in thousands, except share data).

For Three Months Ended April 30, 2006:

	Consolidated Statements of Operations
	As Previously Reported	Adjustments	As Restated
(Loss) before income taxes	$(566)	$—	$(566)
Provision for income taxes	18	392	410
Net (loss)	(584)	(392)	(976)
Net (loss) per share-basic and diluted	(0.02)	(0.02)	(0.04)

April 30, 2006:

	Consolidated Balance Sheets
	As Previously Reported	Adjustments	As Restated
Due from factor, net of allowances	$290	$10,216	$10,506
Total assets	76,017	10,216	86,233
Advances from factor	—	10,216	10,216
Current liabilities	5,890	10,216	16,106
Deferred Taxes	—	1,177	1,177
Total liabilities	34,052	11,393	45,445
Accumulated deficit	(119,114)	(1,177)	(120,291)
Net (loss)	(584)	(392)	(976)
Net (loss) per share-basic and diluted	(0.02)	(0.02)	(0.04)
Total stockholders’ equity	41,965	(1,177)	40,788
Total liabilities and stockholders’ equity	76,017	10,216	86,233

For Three Months Ended April 30, 2006:

	Consolidated Statements of Cash Flow
	As Previously Reported	Adjustments	As Restated
Net cash provided by (used in) operating activities	$(732)	$5,796	$5,064
Net cash (used in) provided by financing activities	126	(5,796)	(5,670)

The following is a summary of the anticipated effects of these changes cited above on the consolidated balance sheets as July 31, 2006 as well as the anticipated effects of these changes on the consolidated statements of operations and cash flows for the six months then ended (in thousands, except share data).

For Three Months Ended July 31, 2006:

	Consolidated Statements of Operations
	As Previously Reported	Adjustments	As Restated
Profit before income taxes	$2,430	$—	$2,430
Provision for income taxes	18	422	440
Net profit	2,412	(422)	1,990
Net profit per share-basic and diluted	0.09	(0.01)	0.08

July 31, 2006:

	Consolidated Balance Sheets
	As Previously Reported	Adjustments	As Restated
Due from factor, net of allowances	$190	$23,905	$24,095
Total assets	95,757	23,905	119,662
Advances from factor	—	23,905	23,905
Current liabilities	15,792	23,905	39,697
Deferred Taxes	—	1,599	1,599
Total liabilities	43,668	25,504	69,172
Accumulated deficit	(116,702)	(1,599)	(118,301)
Net profit for the six months ended July 31, 2006	1,828	(814)	1,014
Net profit per share-basic and diluted	0.07	(0.03)	0.04
Total stockholders’ equity	52,089	(1,599)	50,490
Total liabilities and stockholders’ equity	95,757	23,905	119,662

For Six Months Ended July 31, 2006:

	Consolidated Statements of Cash Flow
	As Previously Reported	Adjustments	As Restated
Net cash provided by (used in) operating activities	$2,960	$(8,018)	$(5,058)
Net cash (used in) provided by financing activities	1	8,018	8,019

As a result of these matters, management is currently evaluating the impact of this restatement on the Company’s internal control over financial reporting and will appropriately disclose its conclusion in Item 4 of the Company’s Quarterly Report of Form 10-Q for the quarter ended October 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNE DESIGNS, INC.
Date: December 4, 2006
	By:	/s/ Roy E. Green
	Name:	Roy E. Green
	Title:	Chief Financial Officer